FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 26, 2006, as a result of a tender offer (the “Offer”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 16, 2005 by and among SL Industries, Inc., a New Jersey corporation, Lakers Acquisition Corp., a Minnesota corporation (the “Purchaser”), and Ault Incorporated, a Minnesota corporation (“Ault”), Purchaser acquired approximately 86.9% of the outstanding common stock, no par value per share, and any associated preferred stock rights (collectively, the “Shares”), of Ault, giving Parent control of Ault. The consideration for each Share was $2.90 in cash. In addition, Parent held approximately 4.8% of the outstanding Ault shares so that an aggregate of approximately 91.7% of the outstanding Ault shares was tendered in the offer or was held by Parent.

Additionally, on January 26, 2005, pursuant to the Merger Agreement, Purchaser was merged with and into Ault (the “Merger”). As a result of the Merger, all Shares outstanding immediately prior to the effective time of the Merger (other than Shares held by Ault, Purchaser or Parent, or any of their respective subsidiaries), were converted into the right to receive $2.90 per Share in cash, without interest (the “Merger Consideration”). As a result of the consummation of the Merger, the separate corporate existence of the Purchaser has terminated, and Ault has become a wholly owned subsidiary of Parent.

The purchase price for the Shares was determined in arm’s-length negotiations between Parent and Ault.

Funds for payment of the Shares purchased in the Offer and the Merger were obtained pursuant to an existing revolving credit facility of Parent.

Item 9.01	Financial Statements and Exhibits.
(a)

Financial Statements of Business Acquired. In accordance with Item 9.01(a) of Form 8-K, the financial statements for Ault Incorporated required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 13, 2006.

(b)

Pro Forma Financial Information. In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 13, 2006.

(d)	Exhibit No.	Description
	2.1	Agreement and Plan of Merger, dated as of December 16, 2005, by and among SL Industries, Inc., Lakers Acquisition Corp. and Ault Incorporated.[1]

_________________________

1Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by SL Industries, Inc. on December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date:	February 1, 2006
		By:	/s/ David R. Nuzzo
		Name:	David R. Nuzzo
		Title:	Vice President and Chief Financial Officer